UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2023

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01.	Other Events.

American States Water Company (AWR: NYSE) announced today that its contracted services subsidiary, American States Utility Services, Inc., has been awarded a 50-year contract by the U.S. government to operate, maintain and provide construction management services for the water distribution and wastewater collection facilities at Naval Air Station Patuxent River, a United States Navy air station located in Maryland. The value of the contract is estimated at approximately $349 million over a 50-year period and is subject to annual economic price adjustment. ASUS will also have the opportunity to generate additional revenues under this contract for new construction projects provided through contract modifications with the U.S. government. Under the contract, there is a 6-month transition period to ensure seamless operations are established and inventory assets are fully accounted for in the contract. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

The following document is filed as an Exhibit to this report:

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces New Privatization Contract Award at Naval Air Station Patuxent River, Maryland

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
August 17, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer